Results of Meeting of Shareholders

AXP PARTNERS INTERNATIONAL AGGRESSIVE GROWTH FUND

REGULAR MEETING OF SHAREHOLDERS HELD ON NOVEMBER 13, 2002

(UNAUDITED)

A brief description of each proposal voted upon at the meeting and the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to each proposal is set forth below.

Proposal 1

To elect the thirteen nominees specified below as Board members*.

                      Shares Voted "For"    Shares Withholding Authority to Vote
Arne H. Carlson          50,845,208.166                 1,507,380.893
Philip J. Carroll, Jr.   50,896,452.209                 1,456,136.850
Livio D. DeSimone        50,797,851.562                 1,554,737.497
Barbara H. Fraser        50,902,528.451                 1,450,060.608
Ira D. Hall              50,849,298.319                 1,503,290.740
Heinz F. Hutter          50,782,964.409                 1,569,624.650
Anne P. Jones            50,835,332.841                 1,517,256.218
Stephen R. Lewis, Jr.    50,905,726.028                 1,446,863.031
Alan G. Quasha           50,919,885.573                 1,432,703.486
Stephen W. Roszell       50,860,460.223                 1,492,128.836
Alan K. Simpson          50,704,673.006                 1,647,916.053
Alison Taunton-Rigby     50,901,386.471                 1,451,202.588
William F. Truscott      50,871,412.446                 1,481,176.613

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Proposal 2
To Amend the Articles of Incorporation/Declaration of Trust*:

2(a). To allow one vote/dollar instead of one vote/share.

     Shares Voted "For"  Shares Voted "Against"   Abstentions   Broker Non-Votes
       39,290,183.805         3,537,443.805      1,337,325.449    8,187,636.000

Proposal 4

To approve changes to the Investment Management Services Agreement:

4(b). To modify the performance incentive adjustment calculation.

     Shares Voted "For"  Shares Voted "Against"   Abstentions   Broker Non-Votes
       11,076,303.699           940,512.233       589,711.949     2,287,200.000

* Denotes Registrant-wide proposals and voting results.

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Results of Meeting of Shareholders

AXP PARTNERS INTERNATIONAL SELECT VALUE FUND

REGULAR MEETING OF SHAREHOLDERS HELD ON NOVEMBER 13, 2002

(UNAUDITED)

A brief description of each proposal voted upon at the meeting and the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to each proposal is set forth below.

Proposal 1

To elect the thirteen nominees specified below as Board members*.

                        Shares Voted "For"  Shares Withholding Authority to Vote
Arne H. Carlson          50,845,208.166                 1,507,380.893
Philip J. Carroll, Jr.   50,896,452.209                 1,456,136.850
Livio D. DeSimone        50,797,851.562                 1,554,737.497
Barbara H. Fraser        50,902,528.451                 1,450,060.608
Ira D. Hall              50,849,298.319                 1,503,290.740
Heinz F. Hutter          50,782,964.409                 1,569,624.650
Anne P. Jones            50,835,332.841                 1,517,256.218
Stephen R. Lewis, Jr.    50,905,726.028                 1,446,863.031
Alan G. Quasha           50,919,885.573                 1,432,703.486
Stephen W. Roszell       50,860,460.223                 1,492,128.836
Alan K. Simpson          50,704,673.006                 1,647,916.053
Alison Taunton-Rigby     50,901,386.471                 1,451,202.588
William F. Truscott      50,871,412.446                 1,481,176.613

Proposal 2

To Amend the Articles of Incorporation/Declaration of Trust*:

2(a). To allow one vote/dollar instead of one vote/share.

 Shares Voted "For"   Shares Voted "Against"    Abstentions    Broker Non-Votes
   39,290,183.805          3,537,443.805       1,337,325.449     8,187,636.000

Proposal 4

To approve changes to the Investment Management Services Agreement:

4(b). To modify the performance incentive adjustment calculation.

 Shares Voted "For"   Shares Voted "Against"    Abstentions    Broker Non-Votes
   28,120,890.422          2,110,505.605       1,327,029.151     5,900,436.000

* Denotes Registrant-wide proposals and voting results.